                                                                    Exhibit 4(d)

                          FLEET FINANCIAL GROUP, INC.

                               Warrant Agreement


        THIS WARRANT AGREEMENT is dated as of [the Effective Time] (the "Effective Time") between Fleet Financial Group, Inc., a Rhode Island corporation (herein called the "Company"), and Fleet National Bank, as Warrant Agent (herein called the "Warrant Agent").

        WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of May 9, l994, as amended and restated as of August 26, l994 (the "Merger Agreement"), with NBB Bancorp., Inc. ("NBB"), pursuant to which NBB will be merged with and into the Company (with a provision for an alternative structure under certain circumstances); and

        WHEREAS, pursuant to the Merger Agreement each NBB stockholder and each holder of an option under NBB's Stock Option Plan (as defined in the Merger Agreement) who elects to convert his or her options into options under the Company's Stock Option Plan will be entitled to receive, among other things, a pro rata share of warrants (the "Warrants") to purchase 2,500,000 shares of the Company's common stock, $1.00 par value (the "Common Stock"); and

        WHEREAS, the Company will issue the Warrants by delivery of warrant certificates evidencing one or more Warrants, such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, exchanged, exercised and replaced.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained the parties hereto agree as follows:

                                   ARTICLE I.

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

        Section 1.01. Issuance of Warrants. Each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from Fleet one share of Common Stock.

        Section 1.02. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated [the Effective Time] and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. Warrant Certificates may be issued in denominations of whole or fractional numbers of Warrants. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

        No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

        In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of


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
the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

        The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

        SECTION 1.03. Issuance of Warrant Certificates. (a) Warrant Certificates evidencing the right to purchase an aggregate of 2,500,000 shares of Common Stock (except as provided in Sections 2.03(c), 3.02 and 4.01) shall be executed by the Company and delivered to the Warrant Agent on or prior to the Effective Time. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company and within 20 days following the Effective Time, manually countersign Warrant Certificates evidencing Warrants representing the right to purchase an aggregate of 2,500,000 shares of Common Stock. Warrant Certificates shall not be valid for any purpose unless so countersigned. Upon receipt from the Company of such Warrant Certificates, the Warrant Agent shall countersign the Warrant Certificates and deliver them to or upon the order of the Company, which order shall be signed by both (a) the chairman of its Board of Directors, its president or any vice president and (b) its treasurer, its corporate controller, its secretary or any assistant secretary, without any further action by the Company. Such countersignature shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates) and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly delivered hereunder.

        In case any authorized signatory of the Warrant Agent who shall have countersigned any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who countersigned such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be countersigned on behalf of the Warrant Agent by such persons as, at the actual time of the countersignature of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

        (b) Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously


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
countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Sections 2.03(c), 3.02 and 4.01.

        SECTION 1.04. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall countersign and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

        If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 4.01. Subject to the provisions of Section 4.01, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall countersign and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

                                  ARTICLE II.

               EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS.

        SECTION 2.01. Exercise Price. The exercise price of each Warrant is $43.875 (the "Exercise Price"). The Exercise Price is subject to adjustment as discussed below. The number and kind of shares of capital stock for which a Warrant may be exercised shall be subject to adjustment from time to time as set forth in Article V hereof.

        SECTION 2.02. Duration of Warrants. Any number of Warrants may be exercised at any time, as specified herein, from 9:00 a.m. New York City time, on [the first anniversary of the Effective Time], until 5:00 p.m., New York City time on [the day prior to the sixth anniversary of the Effective Time] (the "Exercise Period"). Each Warrant may be exercised on any Business Day (as defined below) on or prior to the expiration


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of the Exercise Period.  Each Warrant not exercised during the Exercise Period shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease. "Business Day" shall mean any day on which (i) banks in New York, New York and Providence, Rhode Island and (ii) the principal national securities exchange or market on which the Common Stock or the Warrants are listed or admitted to trading, are open for business.

        Section 2.03. Exercise of Warrants. (a) During the Exercise Period specified in Section 2.02, any number of Warrants may be exercised by (i) surrendering at any office or agency maintained for that purpose by the Company (which will initially be the office or agency of the Warrant Agent in New York, New York or Providence, Rhode Island) the Warrant Certificate evidencing such Warrants with the form of election to purchase Shares set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and if required by the Company or the Warrant Agent in the case of a transfer, such signature shall be guaranteed by an Eligible Guarantor Institution (as defined in Section 4.01), and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to Section 4.01. Simultaneously with the exercise of a Warrant, payment in full of the Exercise Price for the Common Stock then being purchased shall be made by certified or official bank or bank cashier's check or wire transfer of immediately available funds, or a combination thereof, to be delivered to the office or agency where the Warrant Certificate is being surrendered. No payment or adjustment shall be made on account of any dividends on the Common Stock issued upon exercise of a Warrant. If all of the items required by this Section 2.03 are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing,
in the case of an exercise of Warrants on                  ,         (the
"Expiration Date"), if all of the items required by this Section 2.03 are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date. The date on which the exercise of the Warrants shall become effective is hereinafter referred to as the "Exercise Date". The Warrant Agent shall deposit all funds received from the registered holder or holders in payment of the Exercise


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Price in an account of the Company maintained with the Warrant Agent and shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to such account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

        (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Treasurer of the Company or his or her designee of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Common Stock to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

        (c) As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such Warrant, a certificate or certificates evidencing the Common Stock to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. Such certificate or certificates evidencing the Common Stock shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Common Stock as of the close of business on the Exercise Date. No fractional shares of Common Stock will be issued upon exercise of any Warrant. For each fractional share that would otherwise be issued, the Company will pay by company check in an amount equal to such fraction multiplied by the closing sales price of the Common Stock on the New York Stock Exchange (or if not so listed, another equivalent means reasonably determined by the Company) on the Business Day immediately preceding the Exercise Date. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the numbers of such Warrants remaining unexercised.

        (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Common Stock to a person other than a registered holder; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Certificate or share of Common Stock until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.


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                                  ARTICLE III.

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                        HOLDERS OF WARRANT CERTIFICATES.

        Section 3.01. No Rights as Stockholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Common Stock, including without limitation the right to receive dividends, vote, receive notice of any meeting of stockholders or otherwise have any right as a stockholder of the Company.

        Section 3.02. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to it and in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

        Section 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant or the holder of any other Warrant Certificate, may in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.


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                                  ARTICLE IV.

                 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES.

        Section 4.01. Exchange and Transfer of Warrant Certificates. Upon surrender at the office or agency maintained for such purpose, which initially will be the office or agency of the Warrant Agent in New York, New York or Providence, Rhode Island, Warrant Certificates evidencing Warrants may be exchanged in compliance with applicable securities regulations for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep at its corporate trust office in Providence, Rhode Island, records (the "Warrants Register") in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates upon surrender of the Warrant Certificates to the Warrant Agent at either of its corporate trust offices for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. All Warrants presented for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each an "Eligible Guarantor Institution"). No service charge shall be made for any exchange or registration of transfer of Warrant Certificates but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same


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obligations, and entitled to the same benefits under this Agreement, as the
Warrant Certificates surrendered for such exchange or registration of transfer. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

        Section 4.02. Treatment of Holders of Warrant Certificates. The Company and the Warrant Agent may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

        Section 4.03. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Secretary of the Company or his or her designee from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE V

                                  ADJUSTMENTS.

        SECTION 5.01. Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described.

        5.01 Mandatory Adjustments. The Exercise Price shall be subject to adjustment as follows:

             (a) If the Company shall (i) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock,
        (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
        (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of any Warrants


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        thereafter exercised shall be entitled to receive the number and kind of shares of Common Stock or other securities that the Holder would have owned or been entitled to receive after the happening of any of the events described above had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 5.01(a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

             (b) If the Company shall issue to all holders of its Common Stock rights, options, warrants or convertible or exchangeable securities expiring within 60 days containing the right to subscribe for or purchase shares of Common Stock at a price per share that is lower than the then Quoted Price per share (as hereinafter defined) of Common Stock, then the Exercise Price shall be adjusted in accordance with the following formula:


                        (N X P)
                         -----
           AE = E x O + (  M  )
                    -----------
                      O + N

where

        AE = the adjusted Exercise Price.
         E = the current Exercise Price.
         O = the number of shares of Common Stock outstanding on
             the record date.
         N = the number of additional shares of Common Stock
             offered.
         P = the offering price per share of the additional shares. M = the Quoted Price per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, options, warrants or convertible or exchangeable securities. Upon the expiration of any such rights, options, warrants or convertible or exchangeable securities, if any thereof shall not have been exercised, the Exercise Price shall be increased by the amount of the initial adjustment of the Exercise Price made pursuant to this Section 5.01(b) in respect of such expired rights, options, warrants or convertible or exchangeable securities. For the purposes of this Section 5.01, the "Quoted Price" per share of Common Stock at any date shall be deemed to be the


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
average of the daily closing prices for the 20 consecutive trading days commencing on the 30th trading day prior to the date in question. The closing price for each day shall be (i) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during such 20 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by NASDAQ, or (iii) if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Company selected for such purpose by the Board of Directors of the Company, or (iv) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by such Board.

     (c) If the Company shall distribute to all holders of its outstanding Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (excluding ordinary cash dividends, other cash distributions from current or retained earnings and dividends or distributions referred to in Sections 5.01(a) and (b)) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 5.01(b) above) (any of the foregoing being hereinafter in this Section 5.01(c) called the "Securities or Assets"), then in each such case, unless the Company elects to reserve shares or other units of such Securities or Assets for distribution to each holder of a Warrant upon the exercise of the Warrants so that such holder will receive upon such exercise, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities or Assets which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, exercised the Warrants and received Common Stock, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such


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
distribution by a fraction, the numerator of which shall be the Quoted
Price per share of the Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board of Directors of the Company), of the portion of the Securities or Assets so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Quoted Price per share of the Common Stock on such record date; provided, however, that if the then fair market value (as so determined) of the portion of the Securities or Assets so distributed applicable to one share of Common Stock equals or exceeds the Quoted Price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder of the Warrants shall have the right to receive the amount and kind of Securities and Assets such holder would have received had such holder exercised each such Warrant immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

    (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price. All calculations under this Section 5.01 shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

    (e) If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case (except in the case of a Common Stock Fundamental Change (as hereinafter defined)) as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Warrant shall thereafter be exercisable into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock issuable upon the exercise of one Warrant immediately prior to such Transaction. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 5.01(e) and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Warrants, which shall contain provisions enabling the holders of the Warrants to exercise such Warrants for the consideration received by holders of Common Stock at the Exercise Price immediately after such Transaction. The provisions of this Section 5.01(e) shall similarly apply to successive Transactions.


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
    (f) In the event of a Common Stock Fundamental Change, each Warrant shall be exercisable into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change. The Exercise Price immediately following such Common Stock Fundamental Change shall be the Exercise Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price (as hereinafter defined). The Company shall not consent or agree to the occurrence of any Common Stock Fundamental Change until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Warrants which shall contain provisions enabling the holders of the Warrants to exercise such Warrants for the consideration received by holders of Common Stock at the Exercise Price immediately after such Common Stock Fundamental Change. The provisions of this Section 5.01(f) shall similarly apply to successive Common Stock Fundamental Changes.

    (g)  As used herein:

          (i) The term "Applicable Price" means the Quoted Price for one share of the Common Stock on the record date for the determination of the holders of Common Stock entitled to receive common stock in connection with such Common Stock Fundamental Change, or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such common stock.

         (ii) The term "Common Stock Fundamental Change" shall mean the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive common stock that, for the ten consecutive trading days immediately prior to such Common Stock Fundamental Change, has been admitted for listing on a national securities exchange or quoted on the National Market System of NASDAQ (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise).

        (iii) The term "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the Quoted Price for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change (determined as if the definition of Quoted Price contained in this Agreement were applicable to such common stock) on the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such common stock.

    (h) For the purposes of this Section 5.01, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Sections 5.01(a), (c), (e) or (f) the Holder shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon the exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Rights contained in this Section 5.01.

    (i) Notwithstanding the foregoing, in any case which this Section 5.01 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash by company check in lieu of any fraction pursuant to Section 2.03.

    (j) If the Company shall take any action affecting the Common Stock, other than action described in this Section 5.01, which in the opinion of the Board of Directors of the Company would materially adversely affect the exercise rights of the holders of the Warrants, the Exercise Price for the Warrants may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of the Company to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock shall be evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustments in the circumstances.

         SECTION 5.02. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company; provided, that, if the Company elects so to reduce the then current Exercise Price, such reduction shall remain in effect for at least 20 Business Days, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction.

         SECTION 5.03. Notice of Adjustment. Whenever the Exercise Price is adjusted as herein provided, the Chief Financial Officer of the Company shall compute the adjusted Exercise Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Warrant Agent. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which such adjustment becomes effective and shall mail, or cause the Warrant Agent to mail at the Company's expense, such notice of such adjustment of the Exercise Price to each holder of a Warrant at his last address as shown on the Warrants Register.

         SECTION 5.04.  No Adjustment for Dividends.  Except as provided in
Section 5.01 hereof, no adjustment in respect of any dividends or other payments or distributions made to holders of securities issuable upon exercise of Warrants shall be made during the term of a Warrant or upon the exercise of a Warrant.

         SECTION 5.05. Statement on Warrants Certificate. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Exercise Price, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificate initially issuable pursuant to this Agreement.

         SECTION 5.06. Warrant Agent's Adjustment Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

                                 ARTICLE VI.

                        CONCERNING THE WARRANT AGENT.

         Section 6.01. Warrant Agent. The Company hereby appoints Fleet National Bank as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and Fleet National Bank hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

    Section 6.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

         (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability. The obligations of the Company under this Section shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

         (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

         (c) The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

         (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (e) The Warrant Agent, and its officers, directors and employees, may become the owner of or acquire any interest in Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on or as depositary, trustee or agent for any committee or body of holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting in any other capacity for the Company.

         (f) The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

         (g) The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

         (h) The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

         (i) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the use or application by the Company of the proceeds of the exercise of any Warrant. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant

    Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02, to make any demand upon the Company.

         (j) The Warrant Agent is hereby authorized to obtain from time to time from the present transfer agent for the Common Stock (the "Transfer
    Agent"), and any successor Transfer Agent, stock certificates required to honor outstanding Warrants. The Company hereby authorizes its present and any successor Transfer Agent to comply with all such requests. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 2.03 hereof, and the Warrant Agent shall not be responsible for any delay or failure by such Transfer Agent in supplying such stock certificates.

    Section 6.03.  Resignation and Appointment of Successor.

    (a) The Company agrees, for the benefit of the holders of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

    (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 6.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

    (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent qualified as aforesaid (which may be an affiliate of the Company) shall be appointed by the Company, by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent, and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

    (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

    (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VII.

                                 MISCELLANEOUS.

        Section 7.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, that such action shall not adversely affect the interests of the holders of the Warrant Certificates. Any other amendment shall require the consent of the holders of Warrants representing a majority in number of the then outstanding Warrants.

        Any such modification or amendment will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

        Section 7.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

        Section 7.03. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to Fleet National Bank, 111 Westminster Street, Providence, Rhode Island, Attention:
Shareholder Services and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Fleet Financial Group, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903, Attention:
General Counsel (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

        Section 7.04. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by and construed in accordance with, the laws of the State of Rhode Island.

        Section 7.05. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a Prospectus relating to the Common Stock deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver a Prospectus to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with, the delivery of the Common Stock issued upon such exercise.

        Section 7.06. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, a registration statement in respect of the Warrants and Common Stock under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer, and delivery of the Common Stock issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

        Section 7.07. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

        Section 7.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 7.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificates for inspection by it.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereunto, and the same to be attested, all as of the day and year first above written.

Attest:                                FLEET FINANCIAL GROUP, INC.


                                       By
- ---------------------------              -------------------------------
                                         Name:
                                              --------------------------
                                         Title:
                                               -------------------------

Attest:                                FLEET NATIONAL BANK


                                       By
- ---------------------------              -------------------------------
                                         Name:
                                              --------------------------
                                         Title:
                                               -------------------------

                                   Exhibit A

                         (FORM OF WARRANT CERTIFICATE)


                         [Face of Warrant Certificate]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

                          FLEET FINANCIAL GROUP, INC.

                              WARRANTS TO PURCHASE
                         COMMON STOCK, $1.00 PAR VALUE

            Void After 5:00 P.M. New York Time on            ,     .
                                                  ----------- -----
                                                          CUSIP NO.
                                                                   ----------
No.                                                                  Warrants
   ---------                                                   ------

        This Warrant Certificate certifies that         , or registered
assigns, is the registered holder of the number of Warrants (the "Warrant") to purchase shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Fleet Financial Group, Inc., a Rhode Island corporation (the "Company") set forth above. Each Warrant entitles the holder to purchase from
the Company at any time from 9:00 a.m. New York City time, on             ,
, to 5:00 p.m., New York City time, on             ,      , one fully paid and
non-assessable share of Common Stock (a "Share") at the initial exercise price (the "Exercise Price") of $43.875 upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (each a "Warrant Exercise Office"), subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price shall be payable by certified check or official bank or bank cashier's check, by wire transfer of immediately available funds or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The Exercise Price of, and number of Shares issuable upon exercise of, the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        Any Warrants not exercised on or prior to 5 p.m., New York City time,
on           ,       shall thereafter be void.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS ON THE REVERSE HEREOF WHICH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

        WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL]                            FLEET FINANCIAL GROUP, INC.


                                  By
                                    -----------------------
                                    Chairman and President

Attest:


By
  ----------------------------
    Secretary


Countersigned.

FLEET NATIONAL BANK,
    as Warrant Agent



By
  ----------------------------
    Authorized Signature

                        (FORM OF WARRANT CERTIFICATE)

                                  [REVERSE]

                         FLEET FINANCIAL GROUP, INC.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants exercisable at any time after 9:00 a.m., New York
City time, on              , 19    , to 5:00 p.m., New York City time,
on          ,      , each of which represents the right to purchase at any time on or prior to such date one share of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company. The Warrants are issued pursuant to a
Warrant Agreement, dated as of                       (the "Warrant Agreement"),
duly executed and delivered by the Company to Fleet National Bank, a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

        Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant), at any time on any Business Day (as defined below) after 9:00 a.m., New York City time on , 19
until 5:00 p.m., New York City time, on            , , one (or such other
number as may result from adjustment as provided in the Warrant Agreement) fully paid and non-assessable share of Common Stock (and any other securities or property purchasable upon exercise of such Warrant at the time of such exercise as provided in the Warrant Agreement) at the Exercise Price. Warrants may be exercised by (i) surrendering at any Warrant Exercise Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

        If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 pm., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the
foregoing, in the case of an exercise of Warrants on ,       (the
"Expiration Date"), if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date. The date on which the exercise of the Warrants shall become effective is hereinafter referred to as the "Exercise Date".

        As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Common Stock to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Common Stock shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Common Stock as of the close of business on the Exercise Date.

        The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid by the Company to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash payable by company check equal to the closing sales price of the Common Stock on the New York Stock Exchange (or if not so listed, another equivalent means reasonably determined by the Company) on the Business Day immediately preceding the Exercise Date, multiplied by such fraction.

        Upon surrender at the office or agency maintained for such purpose, which initially will be the office or agency of the Warrant Agent in New York, New York or Providence, Rhode Island, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered, without charge except for any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

        The Company and the Warrant Agent may treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for any purpose and as the person entitled to exercise the Warrants, any notice to the contrary notwithstanding.

        The term "Business Day" shall mean any day on which (i) banks in New York, New York and Providence, Rhode Island and (ii) the principal national securities exchange or market on which the Common Stock or the Warrants are listed or admitted to trading, are open for business.

        THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND.

                         (FORM OF ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants)

         The undersigned hereby irrevocably elects to exercise              of
the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon exercise of such Warrants and herewith tenders
payment for such Shares in the amount of $      by certified or official bank
or bank cashier's check, by wire transfer of immediately available funds or a combination thereof) in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered and delivered as follows:


                --------------------------------------------------
                                      Name


                --------------------------------------------------
                                    Address


- ------------------------------------------------------------------------------
                        Delivery Address (if different)

    Any cash payments to be paid in lieu of a fractional Share should be made payable and delivered as follows:



                --------------------------------------------------
                                      Name


                --------------------------------------------------
                                    Address


- ------------------------------------------------------------------------------
                        Delivery Address (if different)

    If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares be registered and delivered as follows:


- ------------------------------------------------------------------------------
    Name (and Social Security or other taxpayer identification number if different from Holder)


- ------------------------------------------------------------------------------
                                    Address


- ------------------------------------------------------------------------------
                        Delivery Address (if different)


- ------------------------------------------------------------------------------
       Social Security or other Taxpayer Identification Number of Holder

    -------------------------------------------------------------------------
    Signature

    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED:
- --------------------



- ----------------------------


                              (FORM OF ASSIGNMENT)

         For value received                      hereby sells, assigns and
transfers unto                    the within Warrant Certificate, together with
all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated                , l9

         Signature:
                   ------------------------------
         Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


- ------------------------------
Social Security or Other Taxpayer
- ---------------------------------
Identification Numbers of Assignee
- ----------------------------------

Signature Guaranteed:
                     ------------------------


                                           -2-